Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-34746, 333-38020, 333-84958 and 333-121331) of our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of Grant Prideco, Inc., as of, and for the two years ended December 31, 2004, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP
Houston, Texas
March 1, 2006